SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 1, 1999


                                  TEXOIL, INC.
      (Exact name of small business issuer as specified in its charter)

        NEVADA                      0-12633                    88-0177083
(State of Incorporation)    (Commission File Number)       (I.R.S. Employer
                                                          Identification No.)

                           110 Cypress Station Drive
                                   Suite 220
                              Houston, Texas 77090
                    (Address or principal executive offices)

                                 (281) 537-9900
                          (Issuer's telephone number)

                                (NOT APPLICABLE)
         (Former name or former address, if changed since last report)

Texoil - Page 2

ITEM 2.  ACQUISITION OF PRODUCING PROPERTIES
On November 1, 1999 the Company closed the acquisition of operating interest in the Eloi Bay Field located in state waters in St. Bernard Parish, Louisiana for approximately $5.5 million, net of closing adjustments and credits resulting from the exercise of certain preferential rights. The acquisition, which is effective September 1, 1999, will add approximately 3.9 MMBbl of oil to the Company's reserves. Texoil owns a 100% working interest in leases producing 1,400 barrels of oil per day and 25% working interest in leases producing about 400 barrels of oil per day. Net revenue interests vary by lease and by depth and range from approximately 73% to 87.5% of the working interest. The addition of this property increases the Company's total estimated reserves, to approximately 45 Bcf of gas and 14 MMBbl of oil. The properties were purchased as proved producing assets with development potential. The transaction was financed entirely with bank debt under an existing credit agreement. Participating banks are Comerica Bank - Texas and First Union National Bank.

This Form 8-K contains forward-looking statements within the meaning of Section 27A of The Securities Act of 1933 and Section 21E of The Securities Act of 1934. Texoil believes that its expectations are based on reasonable business assumptions, however, no assurance can be given that the Company=s goals will be achieved.



ITEM 7.FINANCIAL STATEMENTS AND EXHIBITS
       (a)   Financial statements of business acquired - Not Required

       (b)   Pro forma financial information - Not Required

       (c)   Exhibits - None

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.


DATE: NOVEMBER 10, 1999                   TEXOIL, INC.




                                          By:  /S/ FRANK A. LODZINSKI
                                               FRANK A. LODZINSKI
                                               President and
                                               Principal Financial Officer